Orion Group Holdings Inc. Announces Acquisition of Central Texas Concrete Construction Contractor

HOUSTON, April 10, 2017 Orion Group Holdings, Inc. (NYSE: ORN) (“Orion” or the “Company”) announced today the acquisition of Tony Bagliore Concrete, Inc. (“TBC”) for $6 million in cash. Founded in 2010, TBC is a full-service concrete contractor that provides turnkey services covering all phases of commercial concrete construction in Central Texas. In addition to the upfront purchase price, the sellers have an opportunity to earn an additional $2 million over a three year period based on achievement of certain financial targets.

Through 200 dedicated employees, TBC specializes in tilt-wall construction, parking structures, concrete slabs for commercial and institutional applications, curbs, gutters and paving, among other capabilities. TBC currently operates in the Austin Texas metropolitan area with full year 2016 revenue of approximately $32 million and full year 2016 EBITDA of approximately $2.5 million. TBC currently has a $40 million backlog of work under contract.

“TBC is a proven concrete contractor with a strong reputation for quality, safety and reliability in the greater Austin-area market, which is a market we have targeted for entry,” stated Mark Stauffer, Orion Group Holding’s President and Chief Executive Officer. “The Central Texas market continues to experience tremendous growth in nonresidential construction as a result of significant population changes. Population in the Central Texas area is expected to more than double by 2050, with significant development along the I-35 corridor from San Antonio through Austin to Waco.”

Mr. Stauffer continued, “TBC provides an entry for our TAS business to move into the Central Texas market and will serve as a platform for future growth. We will rebrand TBC as TAS Commercial Concrete and operate under one common brand for our commercial concrete segment. As a result, we expect TBC to provide additional growth for our TAS Commercial Concrete segment, which has performed extremely well for us since our acquisition of TAS in August 2015. Additionally, we believe TBC will be neutral to slightly accretive to our 2017 earnings.”

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company, serving the building, infrastructure and industrial sectors in the continental United States, Alaska, Canada and the Caribbean Basin through its heavy civil marine construction segment and its commercial concrete segment. The Company’s heavy civil marine construction segment services includes marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its commercial concrete segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future. Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 24, 2017, which is available on its website at www.oriongroupholdingsinc.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Orion Group Holdings Inc.
David Griffith, Investor Relations Manager (713) 852-6582